Exhibit 107.1

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Intellia Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Intellia Therapeutics, Inc. Amended and Restated 2015 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	3,484,120 shares (2)	$38.87 (3)	$135,427,744.40(3)	$0.00011020	$14,924.14

Total Offering Amounts					$135,427,744.40		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$14,924.14

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the Amended and Restated 2015 Stock Option and Incentive Plan (the “2015 Plan”), of 3,484,120 effective as of January 1, 2023. Shares available for issuance under the 2015 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on May 6, 2016 (File No. 333-21200), June 5, 2017 (File No. 333-218511), February 27, 2019 (File No. 333-229900), February 27, 2020 (File No. 333-236714), February 26, 2021 (File No. 333-253562), and February 24, 2022 (File No. 333-262997).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $38.87, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Market on February 17, 2023.